Exhibit 99.1

Note: Guidance for the September quarter 2014 in this investor update excludes special items and mark-to-market adjustments on out of period fuel hedges unless noted.

Overall Commentary

•	Delta expects a September quarter operating margin of 15% – 16%, a 2-3 point improvement over the 13% operating margin for the September 2013 quarter.
•	Unit revenues for the month of September increased 2.0 percent year over year as continued corporate and domestic strength offset pressure on international unit revenues.
•	Unit costs are expected to increase less than 1% driven by the benefits of Delta’s domestic refleeting and cost reduction initiatives.
•	Delta expects to generate ~$1.4 billion of operating cash flow and ~$0.9 billion of free cash flow in the September 2014 quarter, which allowed the company to return $325 million to shareholders through dividends and share repurchases.

Guidance

September Quarter 2014
Operating margin	15% – 16%
Cargo and other revenue	$1.3 billion
Average fuel price per gallon, including taxes, settled hedges and refinery impact	$2.90 - $2.95
Profit sharing expense	$375 million
Non-operating expense	$130 million

September Quarter 2014 vs. September Quarter 2013
Passenger unit revenue	Up 2% - 3%
Consolidated CASM, excluding fuel and profit sharing expense	Up 0% - 1%
System capacity	Up ~3%

Ancillary Business Expense

•	Delta excludes expenses related to its ancillary businesses from its unit cost guidance. Ancillary businesses include third-party Maintenance Repair and Overhaul, Delta Global Services, MLT Vacations and Delta Private Jets. Delta expects to record approximately $185 million of ancillary business expense in the September quarter. The revenue associated with these ancillary businesses is included in Delta’s guidance for cargo and other revenue.

Profit Sharing

•	Delta’s broad based employee profit sharing program pays 10% of the company’s adjusted annual profit up to $2.5 billion and 20% above that amount. Adjusted annual profit is calculated as the company’s annual pre-tax income before profit sharing expense, special items and certain other items. Profit sharing expense is accrued at a blended rate based on the company’s estimated profitability for the full year.

Taxes

•	In December 2013, Delta reversed its tax valuation allowance based on the past and expected future financial performance of the company. In the September 2014 quarter, net income reported will reflect a 38% tax rate. There will be no material impact to cash, as Delta’s net operating loss carryforwards of more than $13 billion will largely offset cash taxes due on future earnings.

Share count

•	Delta expects approximately 843 million weighted average diluted shares and approximately 834 million weighted average basic shares outstanding.

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Forward Looking Statements

Statements in this investor update that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of posting collateral in connection with our fuel hedge contracts; the impact of significant funding obligations with respect to defined benefit pension plans;  the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our dependence on technology in our operations; disruptions or security breaches of our information technology infrastructure; the ability of our credit card processors to take significant holdbacks in certain circumstances; the possible effects of accidents involving our aircraft; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at the Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the effects of terrorist attacks; the effects of the rapid spread of contagious illnesses; and the costs associated with war risk insurance.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2013. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of October 2, 2014, and which we have no current intention to update.

Non-GAAP Reconciliations

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Delta expects to record on a pre-tax basis approximately $1 billion of special item charges in the September 2014 quarter, including an approximate $600 million of restructuring and other items primarily related to the early retirement of 747-400 aircraft associated with the company’s ongoing restructuring of its Pacific network, and $350 million related to the mark-to-market adjustment on fuel hedges, which offset mark-to-market gains previously accrued for future periods.

Operating Margin

Delta excludes the following special items from operating margin and other measures because management believes the exclusion of these items is helpful to investors to evaluate the company’s recurring core operational performance in the period shown. Therefore, Delta adjusts for these amounts to arrive at more meaningful financial measures. Special items excluded in the table below are:

•	Mark-to-market adjustments on fuel hedges recorded in periods other than the settlement period (“MTM adjustments”). MTM adjustments are based on market prices at the end of the reporting period for contracts settling in future periods. Such market prices are not necessarily indicative of the actual future value of the underlying hedge in the contract settlement period. Therefore, excluding these adjustments allows investors to better understand and analyze Delta’s core operational performance in the periods shown.
•	Restructuring and other items. Because of the variability in restructuring and other items, the exclusion of this item is helpful to investors to analyze the company’s recurring core operational performance in the periods shown.

	Three Months Ended September 30,
	2014	2013
	(Projected)
Operating margin	7% to 8%	15%
Items excluded:
MTM adjustments	3%	(3%)
Restructuring and other items	5%	1%
Operating margin excluding special items	15% to 16%	13%

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Average Fuel Price per Gallon, Adjusted

We exclude MTM adjustments from average price per gallon because, as described above, excluding these adjustments allows investors to better understand and analyze Delta's costs for the periods reported.

(Projected)
Three Months Ended
Consolidated	September 30, 2014
Average fuel price per gallon	$3.22 to $3.27
MTM adjustments	(0.32)
Average fuel price per gallon, adjusted	$2.90 to $2.95

CASM-Ex

We exclude the following items from consolidated cost per available seat mile or unit cost ("CASM") to evaluate the company’s core cost performance:

•	Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year non-fuel financial performance. The exclusion of aircraft fuel and related taxes from this measure (including our regional carriers under capacity purchase arrangements) allows investors to better understand and analyze our non-fuel costs and its year-over-year financial performance.
•	Ancillary businesses. Our ancillary businesses include aircraft maintenance and staffing services we provide to third parties and our vacation wholesale operations. Because these businesses are not related to the generation of a seat mile, we exclude the costs related to these businesses to provide a more meaningful comparison of costs of our airline operations to the rest of the airline industry.

•	Profit sharing. We exclude profit sharing because this exclusion allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.
•	Restructuring and other items. We exclude restructuring and other items from CASM for the same reasons described above under the heading Operating Margin.

(Projected)
Percentage Change
Three Months Ended
September 30, 2014 vs. 2013
CASM	19% to 20%
Items excluded:
Aircraft fuel and related taxes	(9%)
Ancillary businesses	-
Profit Sharing	(2%)
Restructuring and other items	(8%)
CASM-Ex	0% to 1%

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Free Cash Flow

Delta presents free cash flow because management believes this metric is helpful to investors to evaluate the company’s ability to generate cash that is available for use for debt service or general corporate initiatives.

(Projected)
Three Months Ended
(in billions)	September 30, 2014
Net cash provided by operating activities	$1.4
Net cash used in investing activities	(0.5)
Total free cash flow	$0.9

Non-operating expense

In addition to excluding the special items described above, Delta excludes the following items from non-operating expense to evaluate the company’s non-fuel cost performance.

•	Loss on extinguishment of debt. Because of variability in the loss on extinguishment of debt, the exclusion of this item is helpful to investors to analyze the company’s recurring performance in the period shown.

(Projected)
Three Months Ended
(in millions)	September 30, 2014
Non-operating expense	$260
Items excluded:
Loss on extinguishment of debt	(130)
Non-operating expense excluding special items	$130

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